Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2009 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 13, 2009--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2009.

Net revenue for the second quarter totaled $578.7 million, an increase of 10.3%, compared to $524.8 million in the prior year quarter. Adjusted EBITDA for the second quarter totaled $86.2 million, compared to $72.6 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings from continuing operations for the second quarter totaled $25.4 million, compared to $16.1 million in the prior year quarter.

Admissions decreased 2.0% and adjusted admissions increased 1.5% in the second quarter, compared to the prior year quarter. Net patient revenue per adjusted admission increased 5.8% in the second quarter, compared to the prior year quarter.

Net revenue for the six months ended March 31, 2009, totaled $1.1 billion, an increase of 12.1%, compared to $1.0 billion in the prior year period. Adjusted EBITDA for the six months ended March 31, 2009, totaled $152.9 million, compared to $137.5 million in the prior year period. Net earnings from continuing operations for the six months ended March 31, 2009, totaled $37.8 million, compared to $27.5 million in the prior year period.

Admissions decreased 2.9% and adjusted admissions increased 0.6% in the six months ended March 31, 2009, compared to the prior year period. Net patient revenue per adjusted admission increased 7.3% for the six months ended March 31, 2009, compared to the prior year period.

In commenting on quarterly results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “I am pleased with our continued revenue and adjusted EBITDA growth, especially as it comes in the midst of this challenging economic environment. These results are in large part due to a combination of the positive trends we are experiencing at our newest facility, Mountain Vista Medical Center, membership growth at Health Choice and effective cost management across the company.”

A listen-only simulcast and 30-day replay of IASIS’ second quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11 a.m. Eastern Time on May 13, 2009. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,796 beds in service and has total annual net revenue of approximately $2.2 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 167,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation and regulations that may significantly reduce government healthcare spending and our revenue and may require us to make changes to our operations, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in volume and revenue related to uncompensated care, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that may adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, expenses incurred in connection with an appeal of the court order dismissing with prejudice the qui tam litigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on operations at our hospitals, our ability to control costs at Health Choice Arizona, Inc. (“Health Choice”), the impact of any significant alteration to the Arizona Health Care Cost Containment System’s (“AHCCCS”) payment structure of its contracts, the possibility of Health Choice’s contract with the AHCCCS being discontinued, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, the significant capital expenditures that would be involved in the construction of current projects or other new hospitals that could have an adverse effect on our liquidity, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC
Consolidated Statements of Operations (Unaudited)
(in thousands)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net revenue:
Acute care revenue	$421,179	$392,648	$819,626	$758,758
Premium revenue	157,495	132,172	320,672	258,799
Total net revenue	578,674	524,820	1,140,298	1,017,557

Costs and expenses:
Salaries and benefits	168,372	160,068	330,508	315,634
Supplies	63,753	60,965	123,579	117,217
Medical claims	126,598	110,581	263,600	214,461
Other operating expenses	77,953	68,624	157,303	133,994
Provision for bad debts	45,167	42,657	92,298	80,806
Rentals and leases	9,734	9,294	19,213	17,921
Interest expense, net	15,817	19,665	34,795	40,844
Depreciation and amortization	24,296	23,858	49,292	46,439
Management fees	1,250	1,313	2,500	2,500
Hurricane-related property damage	938	-	938	-
Total costs and expenses	533,878	497,025	1,074,026	969,816

Earnings from continuing operations before gain (loss) on disposal of assets, minority interests and income taxes	44,796	27,795	66,272	47,741
Gain (loss) on disposal of assets, net	20	(2)	1,313	60
Minority interests	(2,977)	(1,112)	(4,574)	(1,870)

Earnings from continuing operations before income taxes	41,839	26,681	63,011	45,931
Income tax expense	16,449	10,630	25,260	18,417

Net earnings from continuing operations	25,390	16,051	37,751	27,514
Earnings (loss) from discontinued operations, net of income taxes	211	(1,335)	(500)	(2,083)

Net earnings	$25,601	$14,716	$37,251	$25,431

IASIS HEALTHCARE LLC
Consolidated Balance Sheets
(in thousands)

	March 31,	Sept. 30,
	2009	2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$121,936	$80,738
Accounts receivable, net	252,573	224,138
Inventories	49,588	49,454
Deferred income taxes	36,555	38,860
Prepaid expenses and other current assets	53,559	60,053
Total current assets	514,211	453,243

Property and equipment, net	1,003,715	1,004,248
Goodwill	780,578	780,599
Other intangible assets, net	31,500	33,000
Other assets, net	33,855	37,057
Total assets	$2,363,859	$2,308,147

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$64,609	$64,851
Salaries and benefits payable	36,897	31,807
Accrued interest payable	12,523	12,460
Medical claims payable	95,772	97,343
Other accrued expenses and other current liabilities	65,296	51,802
Current portion of long-term debt and capital lease obligations	8,630	7,623
Total current liabilities	283,727	265,886

Long-term debt and capital lease obligations	1,099,612	1,106,999
Deferred income taxes	116,654	111,092
Other long-term liabilities	49,541	44,526
Minority interests	52,189	51,875

Member’s equity	762,136	727,769
Total liabilities and member’s equity	$2,363,859	$2,308,147

IASIS HEALTHCARE LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net earnings	$37,251	$25,431
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss from discontinued operations	500	2,083
Depreciation and amortization	49,292	46,439
Amortization of loan costs	1,498	1,446
Minority interests	4,574	1,870
Deferred income taxes	9,530	14,211
Gain on disposal of assets, net	(1,313)	(60)
Hurricane-related property damage	938	-
Stock compensation costs	279	-
Changes in operating assets and liabilities, net of the effect of acquisition and dispositions:
Accounts receivable, net	(29,695)	(3,312)
Inventories, prepaid expenses and other current assets	6,383	(12,304)
Accounts payable, other accrued expenses and other accrued liabilities	14,170	(43,165)
Net cash provided by operating activities–continuing operations	93,407	32,639
Net cash provided by (used in) operating activities–discontinued operations	1,124	(2,111)
Net cash provided by operating activities	94,531	30,528

Cash flows from investing activities:
Purchases of property and equipment, net	(49,272)	(56,799)
Cash paid for acquisition, net	-	(16,822)
Proceeds from sale of assets	4,973	353
Change in other assets, net	1,595	1,914
Net cash used in investing activities–continuing operations	(42,704)	(71,354)
Net cash provided by (used in) investing activities–discontinued operations	10	(901)
Net cash used in investing activities	(42,694)	(72,255)

Cash flows from financing activities:
Proceeds from debt borrowings	-	337,200
Payment of debt and capital lease obligations	(6,379)	(302,530)
Distribution of minority interests	(2,919)	(2,779)
Proceeds received from (costs paid for) sale of partnership interests, net	(1,341)	15,752
Net cash provided by (used in) financing activities–continuing operations	(10,639)	47,643
Net cash used in financing activities–discontinued operations	-	(255)
Net cash provided by (used in) financing activities	(10,639)	47,388

Change in cash and cash equivalents	41,198	5,661
Cash and cash equivalents at beginning of period	80,738	-
Cash and cash equivalents at end of period	$121,936	$5,661

Supplemental disclosure of cash flow information:
Cash paid for interest	$33,969	$43,082
Cash received for income taxes, net	$(566)	$(4,913)

IASIS HEALTHCARE LLC
Segment Information (Unaudited)
(in thousands)
	For the Quarter Ended March 31, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$421,179	$-	$-	$421,179
Premium revenue	-	157,495	-	157,495
Revenue between segments	2,312	-	(2,312)	-
Net revenue	423,491	157,495	(2,312)	578,674

Salaries and benefits	163,423	4,949	-	168,372
Supplies	63,670	83	-	63,753
Medical claims	-	128,910	(2,312)	126,598
Other operating expenses	70,611	7,342	-	77,953
Provision for bad debts	45,167	-	-	45,167
Rentals and leases	9,302	432	-	9,734
Hurricane-related property damage	938	-	-	938
Adjusted EBITDA (1)	70,380	15,779	-	86,159

Interest expense, net	15,817	-	-	15,817
Depreciation and amortization	23,415	881	-	24,296
Management fees	1,250	-	-	1,250

Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	29,898	14,898	-	44,796
Gain on disposal of assets, net	20	-	-	20
Minority interests	(2,977)	-	-	(2,977)
Earnings from continuing operations before income taxes	$26,941	$14,898	$-	$41,839

	For the Quarter Ended March 31, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$392,648	$-	$-	$392,648
Premium revenue	-	132,172	-	132,172
Revenue between segments	2,348	-	(2,348)	-
Net revenue	394,996	132,172	(2,348)	524,820

Salaries and benefits	155,735	4,333	-	160,068
Supplies	60,921	44	-	60,965
Medical claims	-	112,929	(2,348)	110,581
Other operating expenses	64,286	4,338	-	68,624
Provision for bad debts	42,657	-	-	42,657
Rentals and leases	9,005	289	-	9,294
Adjusted EBITDA (1)	62,392	10,239	-	72,631

Interest expense, net	19,665	-	-	19,665
Depreciation and amortization	22,959	899	-	23,858
Management fees	1,313	-	-	1,313

Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	18,455	9,340	-	27,795
Loss on disposal of assets, net	(2)	-	-	(2)
Minority interests	(1,112)	-	-	(1,112)
Earnings from continuing operations before income taxes	$17,341	$9,340	$-	$26,681

(1)	Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, gain (loss) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC
Segment Information (Unaudited)
(in thousands)

	For the Six Months Ended March 31, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$819,626	$-	$-	$819,626
Premium revenue	-	320,672	-	320,672
Revenue between segments	4,009	-	(4,009)	-
Net revenue	823,635	320,672	(4,009)	1,140,298

Salaries and benefits	320,655	9,853	-	330,508
Supplies	123,411	168	-	123,579
Medical claims	-	267,609	(4,009)	263,600
Other operating expenses	144,396	12,907	-	157,303
Provision for bad debts	92,298	-	-	92,298
Rentals and leases	18,403	810	-	19,213
Hurricane-related property damage	938	-	-	938
Adjusted EBITDA (1)	123,534	29,325	-	152,859

Interest expense, net	34,795	-	-	34,795
Depreciation and amortization	47,540	1,752	-	49,292
Management fees	2,500	-	-	2,500
Earnings before gain on disposal of assets, minority interests and income taxes	38,699	27,573	-	66,272
Gain on disposal of assets, net	1,313	-	-	1,313
Minority interests	(4,574)	-	-	(4,574)
Earnings from continuing operations before income taxes	$35,438	$27,573	$-	$63,011
Segment assets	$2,156,408	$207,451		$2,363,859
Capital expenditures – continuing operations	$48,486	$786		$49,272
Goodwill	$774,821	$5,757		$780,578

	For the Six Months Ended March 31, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$758,758	$-	$-	$758,758
Premium revenue	-	258,799	-	258,799
Revenue between segments	4,678	-	(4,678)	-
Net revenue	763,436	258,799	(4,678)	1,017,557

Salaries and benefits	307,258	8,376	-	315,634
Supplies	117,096	121	-	117,217
Medical claims	-	219,139	(4,678)	214,461
Other operating expenses	125,184	8,810	-	133,994
Provision for bad debts	80,806	-	-	80,806
Rentals and leases	17,347	574	-	17,921
Adjusted EBITDA (1)	115,745	21,779	-	137,524

Interest expense, net	40,844	-	-	40,844
Depreciation and amortization	44,645	1,794	-	46,439
Management fees	2,500	-	-	2,500
Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	27,756	19,985	-	47,741
Gain on disposal of assets, net	60	-	-	60
Minority interests	(1,870)	-	-	(1,870)
Earnings from continuing operations before income taxes	$25,946	$19,985	$-	$45,931
Segment assets	$2,076,715	$164,426		$2,241,141
Capital expenditures – continuing operations	$56,622	$177		$56,799
Goodwill	$764,448	$5,757		$770,205

(1)

Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, gain on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC
Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	15	15	15	15
Beds in service at end of period	2,796	2,644	2,796	2,644
Average length of stay (days)	4.7	4.8	4.7	4.7
Occupancy rates (average beds in service)	49.7%	53.3%	48.2%	50.8%
Admissions	26,249	26,797	50,399	51,879
Percentage change	(2.0%)		(2.9%)
Adjusted admissions	43,101	42,457	83,835	83,296
Percentage change	1.5%		0.6%
Patient days	123,257	128,344	236,954	244,068
Adjusted patient days	194,311	196,090	378,142	376,717
Outpatient revenue as a % of gross patient revenue	37.6%	34.8%	38.4%	35.4%

(1) Excludes Mesa General Hospital, which is included in discontinued operations.

IASIS HEALTHCARE LLC
Supplemental Consolidated Statements of Operations Information (Unaudited)
(in thousands)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Consolidated Results
Net earnings from continuing operations	$25,390	$16,051	$37,751	$27,514
Add:
Interest expense, net	15,817	19,665	34,795	40,844
Income tax expense	16,449	10,630	25,260	18,417
Depreciation and amortization	24,296	23,858	49,292	46,439
Loss (gain) on disposal of assets, net	(20)	2	(1,313)	(60)
Minority interests	2,977	1,112	4,574	1,870
Management fees	1,250	1,313	2,500	2,500
Adjusted EBITDA (1)	$86,159	$72,631	$152,859	$137,524

(1)

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss (gain) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
Media contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications